Taubman Centers, Inc.
200 East Long Lake Road
Bloomfield Hills, MI 48304
(248) 258-6800

CONTACT:	Barbara K. Baker	Pamela So
	Vice President, Investor Relations	Weber Shandwick, Hong Kong
	+1 248 258-7367	+852 2533 9916
	bbaker@taubman.com	pso@webershanwick.com

	Karen Mac Donald	Jacqueline Wu
	Director, Communications	Macao Studio City
	+1 248 258-7469	+852 3760 2626
	kmacdonald@taubman.com	Fax: +852 3760 2673
	www.taubman.com	Jacqueline.wu@macaostudiocity.com

Jane Ong
Burson-Marsteller
+852 2963 5672
Fax: +852 2856 1101
Jane.ong@bm.com

FOR IMMEDIATE RELEASE

TAUBMAN INVESTS IN THE MALL AT STUDIO CITY

Bloomfield Hills, Mich., February 1, 2008 - - Taubman Centers, Inc. announced today Taubman Asia is acquiring a 25 percent interest in The Mall at Studio City, the retail component of Macao Studio City, a major mixed use project currently under construction on the Cotai Strip in Macao, China.  In addition, Taubman Asia entered into long-term agreements to perform development, management and leasing services for the shopping center.
Taubman will fund an initial cash payment of US$54 million.  Taubman’s total investment in the project (including the initial payment, allocation of construction debt and additional payments anticipated in years two and five after opening) is expected to be approximately US$200 million, with an anticipated after tax return of about 10 percent, net of local Macao taxes.  The company’s investment is in a joint venture with Cyber One Agents Limited, the developer of Macao Studio City, and will be accounted for under the equity method.
Taubman’s payment will be placed into escrow subject to the following conditions:  eSun shareholder approval (the vote of which is expected in approximately 90 days) and the execution and delivery of loan documents in a sufficient amount, (along with equity) to build the project, expected to occur within the first half of 2008.

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Since its groundbreaking on January 10, 2007, Macao Studio City has welcomed other brands including the Ritz-Carlton, W Hotels, Marriott, Asian style icon, David Tang and Playboy Enterprises, to the more than US$2 billion project, offering international visitors, business travelers and corporate customers a unique leisure and entertainment experience.
The Mall at Studio City will include approximately 140 stores, including the ultimate collection of world-class luxury brands, many in flagship formats. The beautifully designed two-level shopping center with more than 600,000 square feet of leasable area will be accessible from all components of the integrated resort. Macao Studio City is strategically located Where Cotai Begins™, next to the Lotus Bridge immigration checkpoint, linking the complex directly to Zhuhai’s Hengqin Island.
“We are thrilled with the support and commitment Taubman Asia is receiving from the global retail community for The Mall at Studio City.  We are confident that we will deliver the best shopping experience in the region when we open,” said Morgan Parker, President of Taubman Asia.
“Macao is fast developing into one of the most exciting travel destinations in the world with a diverse tourist offering,” said Peter Lam, co-chairman of Macao Studio City.  “And shopping is one of the favorite activities of Asian travelers. Taubman’s expertise, combined with Macao Studio City’s in-depth knowledge of Asian customers, will undoubtedly make The Mall at Studio City the top choice for the millions of travelers who visit Macao.”
“With The Mall at Studio City, we are bringing Taubman's unparalleled 58-year retail development, leasing and management expertise to one of the world’s most exciting marketplaces. Retail sales in Macao continue to register strong growth, with the most recent reports available recording 37% growth in the third quarter of 2007 when compared with the same period in 2006. Outstanding categories include time pieces and jewelry which enjoyed sales growth of more than 50% and adult apparel which grew at a rate of over 40% year on year,” said Morgan Parker. “We are creating a world-class shopping venue that will leverage this growth, delight customers, generate strong sales for retailers and provide excellent returns to our shareholders.”
Live and taped entertainment production activities will be brought to the floor level of the shopping center, creating the ambience of “feel like a star” among visitors in The Mall at Studio City, as they watch celebrities being filmed and get a chance to participate in some of the productions as interactive audience members.

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“This entertainment-infused retail environment is unique to Macao Studio City,” added David Friedman, co-chairman and co-chief executive officer of Macao Studio City. “Whether it’s shopping, world-class hospitality offered by our four hotels, or glamorous nightlife options, including the Playboy Mansion Macao, fine-dining, cool lounges and live entertainment, all the offerings at Macao Studio City are anchored together to deliver the ultimate experience to our customers.”
“Taubman’s investment in The Mall at Studio City reinforces our vision to be the place in Macao where super brands meet. The commitment of Taubman and our other partners will ensure that Macao Studio City will be the must-see, must-stay and must-return destination for visitors of Macao,” said Ambrose Cheung, co-chief executive officer of Macao Studio City.

About Taubman Centers/Taubman Asia
Taubman Asia is a subsidiary of Taubman Centers, Inc. (NYSE: TCO), a global leader of the shopping center industry. Taubman Asia focuses on owning, managing, developing and acquiring high-quality and sustainable retail real estate projects in Asia that leverage Taubman’s strong retail planning, design and operational capabilities. Taubman Asia is headquartered in Hong Kong.

Taubman has been a pioneer of the U.S. shopping center industry for over 50 years. Today, Taubman Centers owns and/or manages the most consistent and productive regional mall portfolio in the U.S. including 24 regional and super regional shopping centers in 11 U.S. states. Taubman Centers is headquartered in Bloomfield Hills, Mich. U.S.A. For more information, please visit www.taubman.com.

About Macao Studio City
Macao Studio City is being developed by Cyber One Agents Limited, a joint venture between New Cotai, LLC and East Asia Satellite Television Holdings, a subsidiary of Hong Kong-based eSun Holdings (“eSun”; stock code: 571). Singapore’s CapitaLand owns 33.3 per cent of East Asia Satellite Television Holdings while eSun Holdings owns the remaining 66.7 per cent.

eSun Holdings is one of Asia’s leading media and entertainment companies and an associate company of Lai Sun Development (“LSD”; stock code: 488), a leading hotel and property developer. Both companies are part of Hong Kong’s Lai Sun Group.

New Cotai, LLC is a consortium of US-based investors, including the co-chairman and co-CEO of Macao Studio City, David Friedman. Mr. Friedman is a veteran resort and gaming developer who led Las Vegas Sands’ entry into Macao, and funds managed by Silver Point Capital, L.P., a private US-based investment firm, and Oaktree Capital Management, LLC, a global independent investment management firm.

CapitaLand is one of the largest listed real estate companies in Asia. Headquartered in Singapore, the multinational company's core businesses in real estate, hospitality and real estate financial services are focused in gateway cities in Asia Pacific, Europe and the Middle East. The company's real estate and hospitality portfolio spans more than 100 cities in over 20 countries. CapitaLand also leverages on its significant real estate asset base, financial skills and market knowledge to develop real estate financial products and services in Singapore and the region.

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For more information, please visit www.macaostudiocity.com

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance. Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to changes in general economic and real estate conditions, changes in the interest rate environment and the availability of financing, and adverse changes in the retail industry. Other risks and uncertainties are discussed in the company's filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.

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